Exhibit 99.2

CONTACT:

Investors:

Erica E. Smith

Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3766

esmith@bostonprivate.com

Media:

Catharine Sheehan

Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

Emily Porro

Sloane & Company

212-446-1874

eporro@sloanepr.com

Terry Peterson

President

Charter Bank

(425) 586-5030

terryp@charterbankwa.com

Boston Private to Acquire Charter Bank

Definitive Agreement to Acquire High-Performing Bank in Bellevue, Washington;

Expands Boston Private’s Footprint in Pacific Northwest

BOSTON, March 5, 2007 — Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (Boston Private) and Charter Financial Corporation (Charter Financial) announced today that they have signed a definitive agreement for the merger of Charter Financial with and into Boston Private. Charter Financial is the bank holding company for Charter Bank, a Washington chartered commercial bank (referred together with Charter Financial as Charter Bank). The acquisition of Charter Bank, which is expected to be accretive to Boston Private’s earnings per share immediately, significantly expands Boston Private’s footprint in the Pacific Northwest region. The acquisition, which is subject to customary conditions including the approval of Charter Bank’s shareholders and the receipt of requisite regulatory approvals, is expected to be completed in the third quarter of 2007.

Founded in 1998, Charter Bank offers banking services for professionals and family-owned businesses throughout the Puget Sound region. As of December 31, 2006, Charter

Bank had approximately $322 million in total assets, $249 million in total deposits, and $3.0 million in net income for the year. Over the last five years Charter Bank has achieved compound annual growth rates of approximately 18% for total assets, 16% for total deposits and an impressive 38% in net income. At December 31, 2006 Charter Bank had total stockholders’ equity of $20.7 million.

“The acquisition of Charter Bank underscores our strategy of acquiring high-performing, well-run companies with strong potential upside that also expand our reach into markets where high levels of intellectual capital are generating new pockets of affluence,” said Boston Private’s Chairman and CEO Timothy L. Vaill. “Charter Bank’s experienced and respected management team, strong foothold in the economically vibrant Seattle area, and focus on providing the highest levels of customer service make it an ideal addition to the Boston Private family.”

As part of the agreement, Keith B. Jackson, Charter Bank’s Chairman and CEO and an industry veteran with 32 years of experience, will continue in his current role as will Terry A. Peterson, Charter Bank’s President and Richard Darrow, Charter Bank’s Chief Financial Officer. Boston Private expects Charter Bank, led by Mr. Jackson and his experienced and talented management team, to become an integral part of its wealth management strategy in the Pacific Northwest.

“This transaction is the next logical step for Charter Bank, better positioning us to more effectively provide exceptional banking and business services to our clients throughout the Puget Sound region,” said Mr. Jackson. “In addition, with access to the financial resources and proven intellectual capital at Boston Private, Charter Bank will have the opportunity to achieve faster growth and greater success, to the benefit of our clients, employees and our local community.”

Puget Sound is a fast-growing region in terms of both population and affluence. An attractive business climate, fueled in part by a recent resurgence at Boeing and the continued growth and expansion of Microsoft, Starbucks and Costco has driven median household income nearly 34% higher than the national median. The growth in demand for loans, deposit services and investment management products reflects the expansion of this affluent demographic.

Boston Private has investments in Coldstream Capital Management, a multi-client family office with locations in Seattle and Portland, Oregon. Together, Coldstream and Charter Bank will comprise Boston Private’s Pacific Northwest platform, joining other platforms in New England, California, New York, Boston and Southern Florida to bring a full range of wealth management services to successful people and their families and businesses.

Walter Pressey, Boston Private’s President, stated, “Together with our existing affiliate partner at Coldstream, this transaction firmly establishes Boston Private in a region we have targeted for some time – a highly attractive wealth generating center fueled by growing corporations and awash with privately held companies. I look forward to working with Keith and his team to help support Charter Bank and our partners at Coldstream as we collectively take advantage of the unique opportunities for growth in this dynamic region.”

Under the terms of the agreement, Charter Bank common shareholders will receive an aggregate of approximately $26.5 million in cash and an aggregate of approximately 1.39 million shares of Boston Private common stock. Based on Boston Private’s closing price as of March 2, 2007, the transaction has an aggregate value (including the value of the stock options) of approximately $70.8 million.

Boston Private was represented by Sandler O’Neill + Partners, L.P. Charter Bank was represented by Hovde Financial, Inc.

Conference Call

Management will host a conference call to review the transaction described in this press release on Monday, March 5, 2007 at 8:30am Eastern time. Interested parties may join the call by dialing 1-866-770-7125 and the password required is 14439677 (International number is 617-213-8066). The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com. A continuous telephone replay will be available beginning at 10:30am Eastern time. The replay telephone number is 1-888-286-8010 and the password required is 72156778 (International number is 617-801-6888).

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

Charter Bank

Charter Bank is a bank for family-owned businesses and professionals located throughout Greater King County with offices in Bellevue, Redmond, Kent, and Downtown Seattle. At Charter Bank, clients enjoy friendly, professional, and detailed service from experienced account officers with local market knowledge. Clients also benefit from quick turnaround on important decisions and have access to online banking and other sophisticated treasury management products. Employees of Charter Bank are shareholders and are committed to the financial success of the organization. For more information, visit www.charterbankwa.com.

Additional Information and Where to Find It

Boston Private intends to file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4, and Charter Financial expects to mail a proxy statement/prospectus to its shareholders, containing information about the transaction. Investors and shareholders of Boston Private and Charter Financial are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Boston Private, Charter Financial, and the proposed merger. In addition to the registration statement to be filed by Boston Private and the proxy statement/prospectus to be mailed to the shareholders of Charter Financial, Boston Private files annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and shareholders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. The documents filed by Boston Private may also be obtained free of charge from Boston Private by requesting them in writing at Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109, or by telephone at (617) 912-3799. In addition, investors and shareholders may access copies of the documents filed with the SEC by Boston Private on its website at www.bostonprivate.com.

The directors, executive officers, and certain other members of management and employees of Charter Financial are participants in the solicitation of proxies in favor of the merger from the shareholders of Charter Financial. Information about the directors and executive officers of Charter Financial will be included in the proxy statement/prospectus. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Charter Financial, Charter Bank, or Boston Private, including future financial and operating results, enhanced revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private’s financial results, and Boston Private’s performance goals for Charter Financial or Charter Bank; (ii) statements with respect to Boston Private’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding the expected timing of the transaction; (iv) statements regarding future operations, market position or prospects of Boston Private, Charter Financial, or Charter Bank; (v) statements regarding potential product development; and (vi) other statements identified by words such as “will,” “continues,” “increases,” “expand,” “grow,” “opportunity,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the transaction may not be consummated on a timely basis or at all; (2) the expected benefits to Boston Private’s wealth management initiatives may not be realized or may be realized more slowly than expected; (3) the risk that the business of Charter Financial or Charter Bank will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; (4) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (5) the ability to obtain governmental approvals of the acquisition on the proposed terms and schedule; (6) competitive pressures among financial services.